CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 14, 1998, included in Valero Energy Corporation's Form 10-K for the year ended December 31, 1997, and to all references to our firm included in this Registration Statement.

                                    /s/ ARTHUR ANDERSEN LLP


San Antonio, Texas
June 11, 1998